UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: January 31, 2008

GEOPULSE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-137519	98-0560923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West Georgia Street, Suite 2772 Vancouver, British Columbia, Canada V6E 3R5
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (778) 318-4988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director and Executive Officer.      On January 31, 2008, Mar Bergstrom as a director and as secretary and treasurer of the Registrant, effective immediately.

The resignation was not the result of any known disagreement with the Registrant on any matter related to the Registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPULSE EXPLORATION, INC.

By: /s/ Tim Sun

Tim Sun, CEO

Date: February 15, 2008